NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
Craig R. Smiddy: President and CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773
OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2019

CHICAGO – January 23, 2020 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Pretax income (loss)	$346.0	$(137.5)	351.6%	$1,322.4	$438.1	201.8%
Pretax investment gains (losses) included in pretax income (loss)	167.4	(308.2)	154.3	636.1	(235.6)	N/M
Pretax income (loss) excluding investment gains (losses)	$178.5	$170.6	4.6%	$686.2	$673.7	1.9%

Net income (loss)	$275.8	$(106.5)	N/M	$1,056.4	$370.5	185.1%
Net of tax investment gains (losses) included in net income (loss)	132.2	(243.3)	154.4%	502.2	(185.9)	N/M
Net income (loss) excluding investment gains (losses)	$143.5	$136.8	4.9%	$554.2	$556.4	-0.4%

Consolidated pretax and net income, exclusive of all investment gains or (losses), for the fourth quarter and year ended December 31, 2019 were slightly higher to basically flat vis-a-vis 2018. Consolidated results were driven by greater profitability in the Title Insurance segment. Total and per share net income continued to be significantly impacted by the required inclusion since January 1, 2018 of changes in the fair value of equity securities pursuant to Generally Accepted Accounting Principles ("GAAP"). Please see the information below and on pages 2 and 3.

FINANCIAL HIGHLIGHTS (a)
	Quarters Ended December 31,			Years Ended December 31,
SUMMARY INCOME STATEMENTS:	2019	2018	% Change	2019	2018	% Change
Revenues:
Net premiums and fees earned	$1,613.8	$1,448.4	11.4%	$5,994.2	$5,703.9	5.1%
Net investment income	112.8	110.3	2.3	450.7	431.8	4.4
Other income	35.1	30.4	15.5	132.6	121.6	9.0
Total operating revenues	1,761.8	1,589.1	10.9	6,577.6	6,257.4	5.1
Investment gains (losses):
Realized from actual transactions	7.3	3.3		38.6	58.2
Realized from impairments	—	—		(2.0)	—
Unrealized from changes in fair value of equity securities	160.1	(311.6)		599.5	(293.8)
Total investment gains (losses)	167.4	(308.2)		636.1	(235.6)
Total revenues	1,929.3	1,280.9		7,213.7	6,021.8
Operating expenses:
Claim costs	667.5	639.9	4.3	2,572.7	2,460.7	4.5
Sales and general expenses	906.5	770.6	17.6	3,278.5	3,080.6	6.4
Interest and other charges	9.2	7.8	16.8	40.0	42.2	-5.2
Total operating expenses	1,583.2	1,418.0	11.6%	5,891.3	5,583.7	5.5%
Pretax income (loss)	346.0	(137.5)		1,322.4	438.1
Income taxes (credits)	70.2	(31.0)		265.9	67.5
Net income (loss)	$275.8	$(106.5)		$1,056.4	$370.5

COMMON STOCK STATISTICS:
Net income (loss) per share: Basic	$0.92	$(0.36)		$3.52	$1.26
Diluted	$0.91	$(0.36)		$3.51	$1.24
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.48	$0.45	6.7%	$1.85	$1.89	-2.1%
Net investment gains (losses):
Realized from actual transactions and impairments	0.02	0.01		0.10	0.16
Unrealized from changes in fair value of equity securities	0.42	(0.82)		1.57	(0.79)
Basic net income (loss)	$0.92	$(0.36)		$3.52	$1.26
Diluted net income (loss) excluding investment gains (losses)	$0.47	$0.45	4.4%	$1.84	$1.86	-1.1%
Net investment gains (losses):
Realized from actual transactions and impairments	0.02	0.01		0.10	0.15
Unrealized from changes in fair value of equity securities	0.42	(0.82)		1.57	(0.77)
Diluted net income (loss)	$0.91	$(0.36)		$3.51	$1.24
Cash dividends on common stock (b)	$0.200	$0.195		$1.800	$0.780
Book value per share				$19.98	$17.23	16.0%

(a) All amounts in this report are stated in millions except common stock data and percentages. / (b) 2019 includes a special $1.00 dividend.

Old Republic International Corporation

Old Republic's business is necessarily managed for the long run. In this context management's key objectives are to achieve a continuous, long-term improvement in operating results, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains or (losses). In management's opinion, this focus provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. According to the tenets of GAAP, however, net income, which includes all specifically defined realized and unrealized investment gains or (losses), is the measure of total profitability.

In management's opinion, the inclusion of realized investment gains or (losses) in net income can mask the reality and trends in the fundamental operating results of the insurance business. That's because their realization is, more often than not, highly discretionary. It's usually affected by such randomly occurring factors as the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion of unrealized investment gains or (losses) in equity (but not fixed maturity) securities required under GAAP can mask such operating results and trends therein and thus lead to even greater period-to-period fluctuations in reported net income. The impact of the continuous volatility in stock market valuations is most evident in its net of tax effect on net income for the periods reported upon.

The table on the next page shows an array of numbers purposefully arranged in 10 sections. Management believes the information in sections A to G and J highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the fait-accompli of economic realities from the transient vagaries of securities markets and their above-noted impact on reported GAAP net income.

Continued on the next page

Old Republic International Corporation

	Major Segmented and Consolidated Elements of Income (Loss)
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
A. Net premiums, fees, and other income:
General insurance	$880.5	$835.7	5.4%	$3,432.4	$3,277.1	4.7%
Title insurance	716.8	592.5	21.0	2,489.2	2,336.1	6.6
Corporate and other	3.1	3.4	-8.7	13.4	14.6	-8.8
Other income	35.1	30.4	15.5	132.6	121.6	9.0
Subtotal	1,635.6	1,462.1	11.9	6,067.6	5,749.5	5.5
RFIG run-off business (c)	13.3	16.6	-19.7	59.2	75.9	-22.0
Consolidated	$1,649.0	$1,478.8	11.5%	$6,126.8	$5,825.5	5.2%

B. Underwriting and related
services income (loss):
General insurance	$10.2	$13.2	-22.2%	$84.9	$91.2	-6.9%
Title insurance	67.3	52.5	28.3	193.4	185.1	4.6
Corporate and other	(4.6)	(4.5)	-2.6	(15.5)	(21.9)	29.1
Subtotal	72.9	61.1	19.3	262.8	254.3	3.4
RFIG run-off business (c)	2.0	7.0	-71.7	12.7	29.7	-57.3
Consolidated	$74.9	$68.2	9.8%	$275.6	$284.0	-3.0%
C. Consolidated underwriting ratio:
Claim ratio	41.4%	44.2%		42.9%	43.1%
Expense ratio	53.7	50.9		52.2	51.6
Composite ratio	95.1%	95.1%		95.1%	94.7%

D. Net investment income:
General insurance	$90.6	$87.2	3.9%	$356.4	$341.0	4.5%
Title insurance	10.6	10.0	5.9	41.4	38.8	6.6
Corporate and other	7.2	8.3	-13.5	35.1	31.7	10.7
Subtotal	108.4	105.5	2.7	433.0	411.7	5.2
RFIG run-off business	4.3	4.7	-7.2	17.6	20.1	-12.6
Consolidated	$112.8	$110.3	2.3%	$450.7	$431.8	4.4%
E. Interest and other charges (credits):
General insurance	$16.4	$15.6		$71.1	$68.3
Title insurance	0.8	1.3		4.1	4.6
Corporate and other (a)	(8.0)	(9.0)		(35.2)	(30.6)
Subtotal	9.2	7.8		40.0	42.2
RFIG run-off business	—	—		—	—
Consolidated	$9.2	$7.8	16.8%	$40.0	$42.2	-5.2%

F. Segmented and consolidated
pretax income (loss) excluding
investment gains (losses)(B+D-E):
General insurance	$84.4	$84.8	-0.4%	$370.2	$363.9	1.7%
Title insurance	77.1	61.1	26.1	230.8	219.3	5.2
Corporate and other	10.5	12.8	-17.6	54.8	40.4	35.5
Subtotal	172.1	158.8	8.4	655.9	623.8	5.2
RFIG run-off business (c)	6.4	11.8	-45.9	30.3	49.9	-39.3
Consolidated	178.5	170.6	4.6%	686.2	673.7	1.9%
Income taxes (credits) on above (b)	35.0	33.8		132.0	117.2
G. Net income (loss) excluding
investment gains (losses)	143.5	136.8	4.9%	554.2	556.4	-0.4%
H. Consolidated pretax investment
gains (losses):
Realized from actual transactions
and impairments	7.3	3.3		36.6	58.2
Unrealized from changes in
fair value of equity securities	160.1	(311.6)		599.5	(293.8)
Total	167.4	(308.2)		636.1	(235.6)
Income taxes (credits) on above	35.1	(64.8)		133.8	(49.6)
Net of tax investment gains (losses)	132.2	(243.3)		502.2	(185.9)
I. Net income (loss)	$275.8	$(106.5)		$1,056.4	$370.5
J. Consolidated operating cash flow				$936.2	$760.5

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains or losses were 19.6% and 19.2% for the fourth quarter and year ended December 31, 2019, respectively, and 19.8% and 17.4% for the fourth quarter and year ended 2018, respectively. (c) See Note (a) in RFIG Run-off Segments Results on page (6).

Old Republic International Corporation

General Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	General Insurance Summary Operating Results
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net premiums earned	$880.5	$835.7	5.4%	$3,432.4	$3,277.1	4.7%
Net investment income	90.6	87.2	3.9	356.4	341.0	4.5
Other income	34.9	30.7	13.7	131.9	121.3	8.8
Operating revenues	1,006.0	953.7	5.5	3,920.8	3,739.4	4.8
Claim costs	642.6	626.5	2.6	2,464.6	2,365.8	4.2
Sales and general expenses	262.4	226.8	15.7	1,014.7	941.3	7.8
Interest and other charges	16.4	15.6	5.4	71.1	68.3	4.1
Operating expenses	921.6	868.9	6.1	3,550.5	3,375.5	5.2
Segment pretax operating income (loss) (a)	$84.4	$84.8	-0.4%	$370.2	$363.9	1.7%

Claim ratio	73.0%	75.0%		71.8%	72.2%
Expense ratio	25.8	23.5		25.7	25.0
Composite ratio	98.8%	98.5%		97.5%	97.2%
__________________

(a)
In connection with the combined run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI"), $3.0 and $3.8 of pretax operating income for the fourth quarter and year 2018 were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts historically have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment. Effective July 1, 2019, the results of the CCI run-off business are being classified in the General Insurance Segment for all future periods.

General insurance underwriting/service profitability, gauged by the composite underwriting ratios, declined slightly in the latest quarter and 2019 as a whole. Revenue-wise earned premiums edged up in mid single digits in both of these periods. With few exceptions, premiums grew for most types of coverages and markets served. The largest contributions principally stemmed from commercial automobile (trucking), national accounts, and executive indemnity coverages. The cumulative effects of recent years' and ongoing premium rate increases for most insurance products, other than workers' compensation coverages, along with new business production were main factors in top line growth. Net investment income growth was principally driven by a moderately higher invested asset base with dividends from equity security investments providing the greatest gain.

As the above table shows, the consolidated general insurance ratio of claim costs to net premiums earned declined slightly in 2019. As such, it continues to reflect the past several years' fairly consistent downtrends, and the effects of claim development shown in the following table. Small year-over-year changes in periodic expense ratios are generally reflective of ongoing product mix dynamics, and the variability of attendant sales and general expenses among various coverages.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	74.1%	1.5%	72.6%
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2	—	72.2
2019	71.8%	0.4%	71.4%
4th Quarter 2018	75.0%	(0.9)%	75.9%
4th Quarter 2019	73.0%	2.9%	70.1%

Quarterly and annual claim ratios and the trends they display, may not be particularly meaningful indicators of future outcomes for ORI's liability-oriented mix of business and its relatively long claim payment patterns. Absent significant economic and insurance industry dislocations in the foreseeable future, management's targets are for annually reported claim ratio averages in the high 60% to low 70% range, and assuming the current mix of coverages, overall expense ratio averages between 23% and 25%, with resulting composite ratio averages between 90% and 95%.

Old Republic International Corporation

Title Insurance Segment Results - The table below shows the major elements affecting this segment’s financial performance for the periods shown.

	Title Insurance Summary Operating Results
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net premiums and fees earned	$716.8	$592.5	21.0%	$2,489.2	$2,336.1	6.6%
Net investment income	10.6	10.0	5.9	41.4	38.8	6.6
Other income	0.1	(0.2)	N/M	0.7	0.3	80.2
Operating revenues	727.6	602.2	20.8	2,531.3	2,375.4	6.6
Claim costs	14.0	3.2	N/M	67.4	48.3	39.4
Sales and general expenses	635.6	536.4	18.5	2,228.9	2,103.0	6.0
Interest and other charges	0.8	1.3	-40.2	4.1	4.6	-10.7
Operating expenses	650.4	541.1	20.2	2,300.4	2,156.0	6.7
Segment pretax operating income (loss)	$77.1	$61.1	26.1%	$230.8	$219.3	5.2%

Claim ratio	2.0%	0.6%		2.7%	2.1%
Expense ratio	88.6	90.6		89.5	90.0
Composite ratio	90.6%	91.2%		92.2%	92.1%

2019 year-over-year comparisons of revenues from title premiums and fees reflect the continuation of a low interest rate environment resulting in a favorable real estate market coupled with a stable market share position. Claim costs trended higher as favorable development of prior years’ claim reserve estimates edged down. The following table shows recent annual and interim periods’ claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	4.9%	(0.6)%	5.5%
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1	(2.0)	4.1
2019	2.7%	(1.3)%	4.0%
4th Quarter 2018	0.6%	(3.5)%	4.1%
4th Quarter 2019	2.0%	(2.0)%	4.0%

Net investment income is reflective of both a moderately growing invested asset base, and the overall investment yield environment. The largest portion of investment income growth stemmed from dividends earned from the equity securities portfolio. Operating expenses remained generally aligned with revenues from premiums and fees for all periods reported upon, except in the final quarter of 2019 when they grew at a relatively slower rate than such revenues. In combination, these factors produced significantly greater pretax operating income for 2019's fourth quarter.

Old Republic International Corporation

RFIG Run-off Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	RFIG Run-off Summary Operating Results (a)
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
A. Mortgage Insurance (MI)
Net premiums earned	$13.3	$16.3	-18.1%	$58.8	$74.4	-20.9%
Net investment income	4.3	4.5	-2.5	17.3	19.2	-9.9
Claim costs	8.2	8.8	-6.6	32.3	32.1	0.7
MI pretax operating income (loss)	$6.4	$8.7	-26.7%	$29.2	$46.7	-37.3%

Claim ratio	61.5%	53.9%		55.0%	43.2%
Expense ratio	23.5	20.3		24.8	20.0
Composite ratio	85.0%	74.2%		79.8%	63.2%

B. Consumer Credit Indemnity (CCI) (a)
CCI pretax operating income (loss)	$—	$3.0		$1.0	$3.2

C. Total MI and CCI Run-off business (a)
Segment pretax operating income (loss)	$6.4	$11.8	-45.9%	$30.3	$49.9	-39.3%

__________________

(a)
RFIG segment pretax operating income (loss) includes amounts attributable to the Company's consumer credit indemnity run-off business of $ - and $1.0 for the fourth quarter and year 2019, respectively. These amounts were $3.0 and $3.2 for the fourth quarter and year 2018, respectively. Results for the CCI coverages are expected to be immaterial in the remaining run-off periods. Effective July 1, 2019, these results have been re-classified to the General Insurance Segment for all future periods.

Pretax operating results of the run-off MI business reflect: (a) the expected, continuing drop in net earned premiums from declining risk in force, and (b) lower investment income from a smaller invested asset base as claim and expense payments exceed premium receipts.

As indicated in the far right column of the following table, MI claim ratios have continued to decline fairly consistently, favorable developments of prior periods' reserves notwithstanding. The downtrend is largely due to a combination of declining new loan defaults, and stable-to-improving cure rates for outstanding delinquent loans.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	56.4%	(65.0)%	121.4%
2016	34.1	(39.8)	73.9
2017	57.6	(38.3)	95.9
2018	43.2	(27.0)	70.2
2019	55.0%	(12.5)%	67.5%
4th Quarter 2018	53.9%	(31.3)%	85.2%
4th Quarter 2019	61.5%	(22.6)%	84.1%

Old Republic International Corporation

Corporate and Other Operating Results - The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements. Year-to-date 2019 results were enhanced by the elimination of interest costs associated with outstanding external debt converted into ORI common stock in March 2018. The interplay of these various elements is summarized in the following table:

	Corporate and Other Summary Operating Results
	Quarters Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net life and accident premiums earned	$3.1	$3.4	-8.7%	$13.4	$14.6	-8.8%
Net investment income	7.2	8.3	-13.5	35.1	31.7	10.7
Other operating income	—	—	—	—	(0.1)	31.4
Operating revenues	10.3	11.7	-11.6	48.5	46.3	4.6
Claim costs	2.5	4.0	-38.1	8.8	16.7	-46.7
Insurance expenses	1.0	1.0	-1.0	4.5	4.8	-6.2
Corporate, interest and other expenses - net	(3.7)	(6.2)	39.6	(19.7)	(15.6)	-26.4
Operating expenses	(0.2)	(1.1)	81.5	(6.3)	5.9	-207.2
Corporate and other pretax operating income (loss)	$10.5	$12.8	-17.6%	$54.8	$40.4	35.5%

Summary Consolidated Balance Sheet - The table below shows Old Republic's consolidated financial position at the dates shown.

	December 31,
	2019	2018
Assets:
Cash and fixed maturity securities	$10,381.5	$9,683.0
Equity securities	4,030.5	3,380.9
Other invested assets	115.4	123.4
Cash and invested assets	14,527.4	13,187.4
Accounts and premiums receivable	1,466.7	1,499.4
Federal income tax recoverable: Current	5.7	16.8
Prepaid federal income taxes	—	129.8
Reinsurance balances recoverable	3,823.9	3,484.5
Deferred policy acquisition costs	325.4	316.3
Sundry assets	927.0	692.6
Total assets	$21,076.3	$19,327.1

Liabilities and Shareholders' Equity:
Policy liabilities	$2,419.2	$2,303.5
Claim reserves	9,929.5	9,471.2
Federal income tax payable: Deferred	112.2	10.3
Reinsurance balances and funds	616.0	600.4
Debt	974.0	981.4
Sundry liabilities	1,025.1	813.7
Total liabilities	15,076.1	14,180.8
Shareholders' equity	6,000.1	5,146.2
Total liabilities and shareholders' equity	$21,076.3	$19,327.1

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity - The table below shows Old Republic's consolidated cash and invested assets as well as shareholders' equity at the dates shown.

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	December 31,			Dec. '19 /	Dec. '18 /
	2019	2018	2017	Dec. '18	Dec. '17
Cash and invested assets:
Available for sale fixed maturity securities, cash
and other invested assets, carried at fair value	$9,475.2	$8,761.7	$9,203.4	8.1%	-4.8%
Equity securities, carried at fair value	4,030.5	3,380.9	3,265.5	19.2	3.5
Held to maturity securities, carried at amortized cost	1,021.7	1,044.8	1,067.4	-2.2	-2.1
Total per balance sheet	$14,527.4	$13,187.4	$13,536.4	10.2%	-2.6%
Total at cost for all	$13,327.2	$12,950.6	$12,783.4	2.9%	1.3%

Shareholders' equity: Total	$6,000.1	$5,146.2	$4,733.3	16.6%	8.7%
Per common share	$19.98	$17.23	$17.72	16.0%	-2.8%

Composition of shareholders' equity per share:
Equity before items below	$17.25	$17.04	$16.26	1.2%	4.8%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.73	0.19	1.46
Total	$19.98	$17.23	$17.72	16.0%	-2.8%

Segmented composition of
shareholders' equity per share:
Excluding run-off segment	$18.37	$15.73	$16.14	16.8%	-2.5%
RFIG run-off segment	1.61	1.50	1.58
Consolidated total	$19.98	$17.23	$17.72	16.0%	-2.8%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of December 31, 2019, the consolidated investment portfolio reflected an allocation of approximately 72% to fixed-maturity (bonds and notes) and short-term investments, and 28% to equity securities (common stock). The fixed-maturity security portfolio continues to be the basic anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of future years' payments of those obligations. The asset quality has remained at high levels.

Since 2013, a significant portion of ORI's investable funds have been directed toward the purchase of high-quality equity securities (common stocks) of U.S. companies. We favor the securities of issuers with long-term records of reasonable earnings growth and steadily increasing dividends. As a result, dividends from equity securities have been the greatest source of investment income growth in recent years. The equities portfolio (currently limited to fewer than 100 issues) is also structured to contribute a measure of capital appreciation over time. Periodic stress tests of this portfolio are made pursuant to enterprise risk management guidelines and controls. Their purpose is to gain reasonable assurance that periodic downdrafts in market prices, as typically occur in economic depression or recession conditions, would not seriously undermine ORI's financial strength and the long-term continuity and prospects of the business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Shareholders' Equity Per Share
	December 31,
	2019	2018	2017
Beginning balance	$17.23	$17.72	$17.16
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	1.85	1.89	1.21
Net of tax realized investment gains (losses)	0.10	0.16	0.93
Net of tax unrealized investment gains (losses) on
securities carried at fair value	2.53	(1.38)	0.28
Total net of tax realized and unrealized
investment gains (losses)	2.63	(1.22)	1.21
Cash dividends (a)	(1.800)	(0.780)	(1.760)
Debt conversion, stock issuance, and other	0.07	(0.38)	(0.10)
Net change	2.75	(0.49)	0.56
Ending balance	$19.98	$17.23	$17.72
Percentage change for the period	16.0%	-2.8%	3.3%
__________________
(a) Full year 2019 and 2017 include special cash dividends of $1.00 per share.

Capitalization - The following table shows the components of ORI’s total capitalization. The Company completed conversion of its 3.75% Convertible Senior Notes into ORI common stock in March 2018. Total capitalization has risen as of December 31, 2019 due to continued growth of the shareholders' equity account.

	Capitalization
	December 31,
	2019	2018	2017
Debt:
3.75% Convertible Senior Notes due 2018	$—	$—	$470.6
4.875% Senior Notes due 2024	397.3	396.8	396.2
3.875% Senior Notes due 2026	546.2	545.7	545.1
ESSOP debt	—	—	4.2
Other miscellaneous debt	30.4	38.8	32.4
Total debt	974.0	981.4	1,448.7
Common shareholders' equity	6,000.1	5,146.2	4,733.3
Total capitalization	$6,974.2	$6,127.6	$6,182.0

Capitalization ratios:
Debt	14.0%	16.0%	23.4%
Common shareholders' equity	86.0	84.0	76.6
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. Its most recent financial statements reflect consolidated assets of approximately $21.07 billion and common shareholders' equity of $6.00 billion, or $19.98 per share. Its current stock market valuation is approximately $6.96 billion, or $22.94 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run, and its cash dividend policy reflects this long-term orientation. The current annualized dividend rate of $0.80 per share marks the 38th consecutive year that Old Republic has boosted this rate, and 2019 becomes the 78th year of uninterrupted regular cash dividend payments. Here's a summary of recent years' total book and market returns, which includes the addition and reinvestment of cash dividend payments, in comparison with the financial performance of three selected indices similarly developed.

	ORI
	Annual	Annual	Selected Indices' Compounded
	Book Value	Market Value	Total Annual Returns
	Compounded	Compounded	Gross	S & P	S & P
	Total	Total	Domestic	500	Insurance
	Return	Return	Product	Index	Index
Ten Years 2000 - 2009	9.5%	7.4%	4.1%	-1.0%	-3.7%
Ten Years 2010 - 2019	7.7%	14.8%	4.0%	13.6%	12.4%
Twenty Years 2000 - 2019	8.6%	11.0%	4.1%	6.1%	4.1%

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is listed in 56th place among just 105 qualifying publicly held companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Old Republic International Corporation

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter 2019 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

The call can also be accessed by phone at 888-393-2979.

Interested parties may also listen to a replay of the call through January 30, 2020 by dialing 844-512-2921, passcode 8371749, or by accessing it on Old Republic International's website through February 23, 2020.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings are exposed to the variability of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries, maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2018 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100